FORM 8-K--CURRENT REPORT

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, DC
                                    20549




                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                       Date of Report: January 30, 1998


                             ANGELES PARTNERS 16
            (Exact name of registrant as specified in its charter)


             CALIFORNIA               0-16209                95-4106417
  (State or other jurisdiction of   (Commission           (I.R.S. Employer
   incorporation or organization)   File Number)           Identification
                                                              Number)

                        One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                   (Address of Principal Executive Office)


      Registrant's telephone number, including area code (864) 239-1000



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 30, 1998, Angeles Partners 16, a California limited partnership (the "Partnership"), executed an Agreement for Deed in Lieu of Foreclosure by and between the Partnership, Angeles Realty Corporation II (the "General Partner"), a California Corporation and Angeles Mortgage Investment Trust ("AMIT"), a California business trust. Pursuant thereto, the Partnership conveyed the Silver Ridge Apartments, located in Maplewood, Minnesota, to AMIT in lieu of mortgage foreclosure. The General Partner does not believe that it is in the Partnership's best interest to contest this foreclosure action because there is no equity in the property or Partnership. Furthermore, the Partnership does not have the funds with which to contest this action.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)           EXHIBITS

The Partnership has requested copies of the Agreement but has not received these documents as of the date of this filing. The Partnership will file an amended 8-K to include these exhibits when they are received.




                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         ANGELES PARTNERS 16


                         By:  Angeles Realty Corporation II
                              General Partner



                         By:  /s/ Carroll D. Vinson
                              Carroll D. Vinson
                              President



                         Date: February 4, 1998